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                                                               EXHIBIT (8.01)(b)

             [LETTERHEAD OF DAY, BERRY & HOWARD LLP APPEARS HERE]


                                       May 13, 1998



Tudor Fund for Employees, L.P.
600 Steamboat Road
Greenwich, CT 06830

Attn:  Stephen N. Waldman, Esq.

Re:    Form S-1 Registration Statement
       -------------------------------

Dear Mr. Waldman:

       We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to Day, Berry & Howard LLP as special Connecticut tax counsel under the heading "CERTAIN STATE AND LOCAL INCOME TAX ASPECTS, Connecticut," in your Registration Statement on Form S-1 dated May 13, 1998 as filed with the Securities and Exchange Commission.

                                       Very truly yours,



                                       /s/ Day, Berry & Howard LLP
                                       DAY, BERRY & HOWARD LLP

DBH/CHL/kpo